UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

302 Knights Run Avenue, Tampa, Florida	33602
(Address of principal executive office)	(Zip Code)

OVERSEAS SHIPHOLDING GROUP, INC.

2019 INCENTIVE COMPENSATION PLAN for MANAGEMENT

(Full title of the plan)

Susan Allan

Vice President, General Counsel and Corporate Secretary

Overseas Shipholding Group, Inc.

302 Knights Run Avenue

Tampa, Florida 33602

(Name and address of agent for service)

(813) 209-0600

(Telephone number, including area code, of agent for service)

copy to:

Robert B. Lamm, Esq.

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Blvd., Suite 1400

Fort Lauderdale, Florida 33301

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-237228)

This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management (the “Management Plan”) is already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this registration statement the contents of the registration statement on Form S-8 (File No. 333- 237228) that we filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2020 relating to the registration of 4,000,000 shares of our Class A common stock (“Common Stock”) authorized for issuance under the Management Plan. This registration statement provides for the registration of an additional 5,000,000 shares of Common Stock to be issued under the Management Plan. These 5,000,000 shares represent an increase in the number of shares of Common Stock reserved for issuance under the Management Plan, which increase was approved by the stockholders on June 1, 2022, at the annual meeting of stockholders of Overseas Shipholding Group, Inc. (the “Registrant”). As a result of the foregoing, the number of shares of Common Stock reserved under the Management Plan is now 9,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 9, 2022;

(b)	The Registrant’s Current Reports on Form 8-K filed on May 9, 2022 and August 8, 2022;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed on May 9, 2022 and August 8, 2022, respectively; and

(d)	The description of our common stock, which is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in Exhibit 4.1 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2016)
4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014)
4.3	Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management (filed as Appendix A to the Registrant’s Form DEF14A filed April 16, 2019 and dated May 30, 2019)
4.4	Amendment No. 1 to Overseas Shipholding Group, Inc. 2019 Incentive Compensation Plan for Management (filed as Appendix A to the Registrant’s Form DEF14A dated April 19, 2022
5.1	Opinion of General Counsel, Overseas Shipholding Group, Inc.	x
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm	x
24.1	Power of Attorney (filed as part of signature pages)	x
107	Filing Fee Table	x

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 8, 2022.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Samuel H. Norton
Name:	Samuel H. Norton
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Samuel H. Norton and Susan Allan, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Samuel H. Norton	President, Chief Executive Officer and Director
Samuel H. Norton	(Principal Executive Officer and Director)	August 8, 2022

/s/ Richard Trueblood	Vice President and Chief Financial Officer
Richard Trueblood	(Principal Financial Officer and Principal Accounting Officer)	August 8, 2022

/s/ Douglas D. Wheat
Douglas D. Wheat	Director	August 8, 2022

/s/ John P. Reddy
John P. Reddy	Director	August 8, 2022

/s/ Joseph I. Kronsberg
Joseph I. Kronsberg	Director	August 8, 2022

/s/ Anja L. Manuel
Anja L. Manuel	Director	August 8, 2022

/s/ Julie E. Silcock
Julie E. Silcock	Director	August 8, 2022

/s/ Gary Eugene Taylor
Gary Eugene Taylor	Director	August 8, 2022

/s/ Rebecca DeLaet
Rebecca DeLaet	Director	August 8, 2022